Exhibit 24.1

                                POWER OF ATTORNEY

              Each person whose signature appears below appoints Gordon H. Link, Jr. and Robert L. Poley, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-8 in connection with the offering by NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), with respect to the registration of 3,108,536 shares of the Company's Common Stock, par value $.0075 per share ("Common Stock"), for issuance pursuant to the Company's 1994 Long-Term Performance Incentive Plan and the Company's 1998 Stock Incentive Plan, and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause be done by virtue hereof.

Date:    December 15, 2000                  /s/ Gordon H. Link, Jr.
                                            __________________________________
                                            Gordon H. Link, Jr.


Date:    December 15, 2000                  /s/ Robert L. Poley
                                            __________________________________
                                            Robert L. Poley

Date:    December 15, 2000                  /s/ Leonard P. Shaykin
                                            __________________________________
                                            Leonard P. Shaykin

Date:    December 15, 2000                  /s/ Sterling K. Ainsworth, Ph.D.
                                            __________________________________
                                            Sterling K. Ainsworth, Ph.D.


Date:    December 15, 2000                  /s/ Patricia A. Pilia, Ph.D.
                                            __________________________________
                                            Patricia A. Pilia, Ph.D.


Date:    December 15, 2000                  /s/ Edward L. Erickson
                                            __________________________________
                                            Edward L. Erickson

Date:    December 15, 2000                  /s/ Arthur H. Hayes, Jr. M.D.
                                            __________________________________
                                            Arthur H. Hayes, Jr. M.D.


Date:    December 15, 2000                  /s/ Marc J. Ostro, Ph.D.
                                            __________________________________
                                            Marc J. Ostro, Ph.D.


Date:    December 15, 2000                  /s/ The Honorable Richard N. Perle
                                            __________________________________
                                            The Honorable Richard N. Perle

Date:    December 15, 2000                  /s/ Robert E. Pollack, Ph.D.
                                            __________________________________
                                            Robert E. Pollack, Ph.D.